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                                                                  EXHIBIT 10.11

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                                     LEGEND

Portion of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

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                               OPERATING AGREEMENT

This OPERATING AGREEMENT (the "Agreement") is entered into as of May 1, 2002 (the "Effective Date") by and between American Lawyer Media, Inc. ("ALM"), a Delaware corporation, and RealLegal, LLC ("RealLegal"), a Delaware limited liability company.

                                    RECITALS

WHEREAS, ALM acquired Law.com, Inc. and subsidiaries (collectively "Law.com"); for purposes of this Agreement, reference to ALM means not only to ALM but also to Law.com and subsidiaries.

WHEREAS, among other aspects of the transaction, Law.com's application division, previously operated under the "RealLegal" divisional name was spun-out as the separate legal entity RealLegal LLC.

WHEREAS, ALM and RealLegal enter into this Agreement relative to certain transitional and continuing rights, duties and obligations between ALM and RealLegal in order to facilitate their mutual businesses.

                              TERMS AND CONDITIONS

The parties therefore agree as follows:

1.   TRANSITIONAL MATTERS

There shall be a transitional period during which certain interim relationships are agreed between the parties as more particularly set forth below.

     1.1.     USE OF SAN FRANCISCO OFFICE AND FACILITIES

On a month to month basis, ALM shall permit RealLegal to continue to use the San Francisco office and facilities of Law.com located at 153 Kearny Street, Sixth Floor, in San Francisco, California including common areas in the same manner as the The Deal, LLC and at the same rate.

     1.2.     GREAT PLAINS ACCESS

RealLegal shall permit ALM access to historical accounting information as well as current use of the Great Plains accounting system. ALM shall pay for their Great Plains eEnterprise software licenses and third party system administrator and technical support for the accounting system at RealLegal's cost. The ALM individuals provided access shall be bound by confidentiality


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agreements and otherwise comply with Great Plains licensing requirements.

     1.3.     DISTRIBUTION RIGHTS

From and after the Effective Date for a period of two (2) years ("Distribution Term"), RealLegal shall be a "preferred distributor of content integrated applications offerings," using those words or substantially similar words. This distribution arrangement shall not be exclusive and either ALM or RealLegal may seek other distribution relationships with third parties. The price and other terms of the ALM content offerings (when integrated and bundled with RealLegal's products or services) will be mutually agreed on by a case by case basis.

     1.4.     MARKETING RIGHTS

          1.4.1.   MARKETING AND ADVERTISING COMMITMENT

From and after the Effective Date for a period of two (2) years ("Marketing Term"), RealLegal shall use $***** ("Advertising Commitment") in each calendar year for a total of $***** during the Marketing Term; provided, however, that any unused Advertising Commitment in any calendar year may be rolled over into the next year for a period of sixth months. The Advertising Commitment may be used for advertising in any ALM print publications, on the Law.com website, and for ALM tradeshows. The Advertising Commitment shall be paid by RealLegal in equity on a quarterly basis in arrears based on the valuation of RealLegal's equity as of the Effective Date and on ALM's preferred pricing (i.e., the pricing made available to *****).

          1.4.2.   NAVIGATION AND PARTNER LINKS

From and after the Effective Date for two (2) years, ALM shall provide (i) navigation from the Law.com website to RealLegal's website and RealLegal's products and services (a) in a manner substantially the same as presently provided on the Law.com website and (b) through new links, where possible, from pages of Law.com's website to RealLegal's website, and (ii) a "preferred" partner section on Law.com's website. ALM shall use reasonable commercial efforts to provide home page navigation on the left visible side and above the fold or otherwise with reasonably similar prominence.

     1.5.     MA3000 CONTENT RIGHTS

From and after the Effective Date for a period of two (2) years (the "MA3000 Content Term"), ALM grants to RealLegal (i) an exclusive worldwide license to internally use, and electronically reproduce, publicly display, and publish (collectively "Publish") all Court Calendars, and (ii) a non-exclusive worldwide license to Publish all Other MA3000 Content. Both such licenses shall be irrevocable during the MA3000 Content Term. RealLegal shall have the sole right to sublicense Court Calendars to third parties for electronic distribution, and the shared right to sublicense all Other MA3000 Content to third parties for electronic distribution provided such third party's use of the Other MA3000 Content is not for publishing and/or content distribution. RealLegal shall not Publish or sublicense any Court Calendars or any Other MA3000 Content for any purpose other than electronic distribution and internal use. ALM shall not, during the MA3000 Content Term, electronically reproduce, publicly display, or publish any Court Calendars separately from the NEW YORK LAW JOURNAL; provided, however, this shall not prevent ALM from electronically distributing the NEW YORK LAW JOURNAL. For purposes hereof, "Court

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Calendars" shall mean all court calendars (including, without limitation, judges names, court room number, phone number, and addresses) (whether trial, appellate, civil, criminal, administrative, federal, state, county or otherwise) published in the NEW YORK LAW JOURNAL, and "Other MA3000 Content" shall mean all
(a) court notes and rules, (b) court decisions and opinions, (c) decisional summaries, and (d) judicial biographies, all as published in the NEW YORK LAW JOURNAL.

          1.5.1.   FEES, PAYMENT AND TAXES

RealLegal shall pay to ALM the sum of ***** Dollars ($*****) in cash and an additional ***** Dollars ($*****) in equity per year during the Term for the MA3000 Content ("Fees"). The aforementioned payment shall be due in equal installments due on the last day of each December 1st and June 1st commencing with the first payment on December 1, 2002; provided, however, that any partial calendar period shall be prorated, and, provided, further, that the equity payment shall be made in the same manner and on the same terms as the Advertising Commitment under Section 1.4.1. ALM shall pay all sales, use, transfer or other taxes and all duties, whether international, national, state, or local, however designated, which are levied or imposed by reason of this Agreement.

     1.6.     COURT REPORTER DIRECTORY

ALM agrees to provide links on ALM's online court reporter directory to RealLegal's website in a manner to be discussed between the parties. In addition, the parties agree to discuss the possibility of a co-branded offering in the future.

     1.7.     SEMINARS TECHNOLOGY

ALM grants to RealLegal a perpetual, non-exclusive, fully paid up license and sublicense (as set forth in the penultimate sentence of this Section 1.7) to use the continuing legal education and seminars technology developed by Law.com in connection with Intel Corporation, including all of the technology, including software (source and object) used in connection with providing the continuing legal education and seminars offering online by ALM as of the date hereof (collectively "Seminars Technology"). RealLegal may install and use the Seminars Technology only for internal training purposes of RealLegal personnel or third party contractors or for external training purposes of RealLegal's customers. RealLegal may provide continuing legal education credit to such users for such training.

          1.7.1.   DELIVERABLES AND OPERATIONS

ALM will provide RealLegal a copy of the Seminars Technology's computer programs (including source and object code). RealLegal may in its discretion copy the Seminars Technology, including source and object code and any related documentation for archival PURPOSES. RealLegal shall arrange for the purchase, lease, installation, testing and maintenance of adequate hardware for its use of the Seminars Technology at its sole cost. RealLegal shall be solely responsible for hardware maintenance, including periodic inspections, adjustments, and repair thereof.

     1.8.     DOCUMENTS AND RECORDS

Each of the parties will reasonably preserve and make available to the other during regular business hours such historical Law.com documents and records as necessary for their respective

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continuing operations, including tax or other government filings.

     1.9.     LICENSE TO LAW.COM REGISTERED USER DATABASE TECHNOLOGY

ALM grants to RealLegal a perpetual, non-exclusive, fully paid up license to use the registered user database developed by Law.com, including the computer programs and user documentation, including, without limitation, all of the technology, including software (source and object) and documentation, used in connection with registered user database ("Database Technology"). The Database Technology does not include the content contained within the registered user database. ALM shall retain all copyright, trade secret, patent, trademark and other proprietary rights in and to the Database Technology; provided, however, RealLegal shall own all copyright, trade secret, patent, trademark and other proprietary rights in and to any modifications or derivatives of the Database Technology made or implemented by RealLegal. ALM will deliver a copy of the Database Technology as of the date hereof as soon as practicable following the date hereof.

2.       CONFIDENTIALITY.

     2.1.     CONFIDENTIAL INFORMATION

"Confidential Information" shall mean any confidential or proprietary information, data, know-how, trade secrets, or materials in which either party has rights, disclosed under this Agreement, which is designated as "confidential" or which either party would reasonably expect or consider to be confidential or proprietary information, including but not limited to software or software development, services, finances, customers and potential customers, customer lists, suppliers, pricing and rates, costs, marketing, technologies, specifications, or personnel.

     2.2.     MUTUAL DUTY OF CONFIDENTIALITY AND NON-DISCLOSURE

During or subsequent to the Term of this Agreement and in perpetuity, the parties: (a) shall treat as strictly confidential all Confidential Information;
(b) shall not disclose, disseminate, distribute, or transfer such Confidential Information to any third party without the express written consent of the other;
(c) shall not use such Confidential Information except solely for the purpose of its performance under this Agreement; and (d) shall protect the Confidential Information by using at least the same degree of care as Company uses to protect its own confidential information of similar nature to prevent any unauthorized access, use, dissemination, or publication of such Confidential Information, but in no event less than reasonable care. The parties further agree to disclose Confidential Information only to their employees and consultants with a need to know such Confidential Information to perform their work responsibilities in furtherance of this Agreement and they agree to require such employees and consultants to execute nondisclosure agreements containing protections substantially similar to those in this Agreement. Each party shall promptly notify the other party in writing of any unauthorized access, use, dissemination, or publication of such Confidential Information.

     2.3.     EXCLUSION

Confidential Information of the disclosing party does not include information which: (a) is known to the receiving party without any confidentiality restriction at the time of disclosure; (b) is publicly known or becomes publicly known and made generally available through no wrongful act of such receiving party; (c) has been rightfully received by the receiving party, without any confidentiality restriction, from a third party who is authorized to make such disclosure and not otherwise in violation of this Agreement; (d) is disclosed generally to third parties by the

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disclosing party without any confidentiality restriction; or (e) was independently developed by the receiving party without any use of the Confidential Information and by receiving party's employees or consultants who did not have access to the Confidential Information.

     2.4.     LIMITED DISCLOSURE

Upon prior written notice to the other, either party may disclose Confidential
Information: (a) required by law or regulation to be disclosed, but then only to the extent and solely for the purpose of such required disclosure, or (b) required by order of a court or other governmental body, but then only to the extent and solely for the purpose of such required disclosure. Each party agrees to assist the other, at their own expense, in all proper ways to limit or prevent the disclosure of such Confidential Information.

     2.5.     RETURN

The parties will return or destroy all Confidential Information (including copies) received from the other within its possession, custody, or control promptly upon termination or expiration of this Agreement or upon an earlier written request. Within two (2) days after such return or destruction the recipient shall certify in writing that such return or destruction has been accomplished.

     2.6.     AGREEMENT CONFIDENTIAL

The parties have the right to disclose the existence of this Agreement but agree that the material terms and conditions of this Agreement shall be deemed each of ALM's and RealLegal's Confidential Information; provided, however, that RealLegal acknowledges that ALM will be required to file this agreement with the Securities and Exchange Commission ("SEC") as a reporting company and that ALM shall use reasonable commercial efforts to secure confidential treatment of this agreement from the SEC.

3.       TERM

This Agreement will become effective on the Effective Date and remain in effect for various terms stated herein, or, if there is no explicitly stated term then it shall remain in effect for a period of two (2) years from the Effective Date unless extended for additional one-year period(s) by mutual agreement of the parties.

4.       GENERAL PROVISIONS

Neither party may assign this Agreement or any right or obligation hereunder without the other party's prior written consent. This Agreement with its exhibits is the complete and exclusive agreement of the parties and supersedes all other communications, oral or written, between the parties relating to the Agreement's subject matter. Any change to this Agreement shall not be valid unless it is in writing and signed by both parties. Any notice or demand that either party may or must give to the other hereunder shall be in writing and delivered personally or sent by registered mail, addressed as follows:

                  if to ALM:                William Pollak, President and CEO
                                            American Lawyer Media, Inc.
                                            345 Park Avenue South
                                            New York, NY 10010

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                  if to RealLegal:          William Feid, President and CEO
                                            RealLegal, LLC
                                            3025 S. Parker Road - 12th Floor
                                            Aurora, Colorado 80014

Either party may, by notice in writing, direct that future notices or demands be sent to a different address.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the Effective Date.

AMERICAN LAWYER MEDIA, INC.                    REALLEGAL, LLC




By: /s/ Stephen Jacobs                         By: /s/ Mark Mitchell
    ------------------                            ------------------
Name:   Stephen Jacobs                         Name:   Mark Mitchell
     -----------------                              ----------------
Title: Vice President                          Title: Chief Operating Officer
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